EXHIBIT 10.1

                              Dated 16th April 2004
                              ---------------------

                             ARRAN SERVICES LIMITED
                                   (as Vendor)


                                       and


                         ARIES VISION TECHNOLOGY LIMITED
                                 (as Purchaser)


                ------------------------------------------------
                           SALE AND PURCHASE AGREEMENT
                   relating to the beneficial share capital of
                PANYU NO. 6 CONSTRUCTION LIMITED (THE "COMPANY")
                ------------------------------------------------


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THIS AGREEMENT is made the  16th   day of April 2004 .

BETWEEN:

ARRAN SERVICES LIMITED, a company incorporated in British Virgin Islands with limited liability and having its registered office at TrustNet Chamber, P.O. Box 3444, Road Town, Tortola, British Virgin Islands ( the "Vendor"); and
ARIES VISION TECHNOLOGY LIMITED, a company incorporated in British Virgin
     Islands with limited liability and having its registered office at TrustNet Chamber, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the "Purchaser"); and


INTRODUCTION:

The Company is a company incorporated in China with an authorized and paid up capital of RMB 20,800,000 located at #79 Jian Ye Da Xia, DongHuan Road, Shiqiao, Panyu, Guangzhou, China.

The Vendor beneficially owned 60% of the Company by a Trust Agreement signed between the Vendor and the Trustee on Jan 1, 2003. as copy set out in
     Schedule 2.

The Company is engaging in general construction and the construction of network infrastructure for residential, industrial, cultural and commercial building communities. Panya specializes in providing network infrastructures mainly for communication through the setting up of broadband and telephone lines, intranet network within the community, as well as television cable, electricity wire and air conditioning.

The Company shall present its management account showing a Net Asset Value of not less than RMB 30,000,000

The Vendor has agreed to sell, transfer, convey and assign and the Purchaser has agreed to purchase the Sale Shares upon the terms set out in this Agreement.


NOW IT IS AGREED:

INTERPRETATION


1.1 In this Agreement, including the Introduction and the Schedules, unless the context otherwise requires, the following terms shall have the following meanings:

     "Business Day"           a day (other than a Saturday or a Sunday) on which
                              banks are generally open for business in Hong
                              Kong;


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     "Company"                Panyu No.6 Construction Company, details of which
                              are set out in Schedule 1;

     "Completion"             the date fixed for completion pursuant to Clause
                              3.1 or, where the context so requires, completion of the sale and purchase of the Sale Shares in accordance with the provisions in Clause 3;

     "Consideration"          the consideration payable for the Sale Shares in
                              accordance with Clause 2;

     "HK$"                    Hong Kong dollars;

     "Hong Kong"              the Hong Kong Special Administrative Region of the
                              PRC;

     "RMB"                    Reminbi, Yuan of the PRC;

     "Sale Shares"            60% of the issued share capital of the Company at
                              Completion;

     "Trust Agreement"        Declaration of Trust signed between the Trustee
                              and the Vendor on Jan 1, 2003 in respect to the Sale Shares

     "Trustee"                PENG YU XIANG, of #74 JianYe DaXia, DongHuan Road,
                              Shiqiao, Panyu, Guangzhou, GD China, and the registered 60% owner of the Company;

     "U.S."                   United States of America


1.2 In this Agreement, unless the context otherwise requires, any reference to a "Clause" or a "Schedule" or an "Appendix" is a reference to a clause, a schedule or an appendix of this Agreement and, unless otherwise indicated, includes all the sub-clauses of that clause.

1.3 In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4 The headings and the table of contents in this Agreement are for convenience only and shall not affect its interpretation.

1.5 References herein to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under provisions.

SALE AND PURCHASE


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2.1  The Vendor, as beneficial owners, shall sell the Sale Shares, and the
     Purchaser shall purchase the Sale Shares from the Vendor as set out in this Agreement.

     The Consideration for the purchase of the Sale Shares payable to the Vendor or its designated nominee shall be Hong Kong Dollar Twenty Million and One Hundred and Twenty Thousand Only (HK$20,120,000) within 180 days from the signing of this Agreement.


COMPLETION


3.1 Completion shall take place at #74, Shanan Road, Panyu, Guangzhou, GD, China 511490 or at such other time and/or place as the parties may agree at which time all of the following business shall be transacted:

     (a)  the Vendor shall deliver to the Purchaser:

          (i) duly passed and signed copies of the resolutions of the Vendor and the Company;

          (ii) A letter of release on the Declaration of Trust dated January 1, 2003 between the Trustee and the Vendor in respect of the Sale Shares duly executed by the Vendor;and

          (iii) (if applicable) certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to above may have been executed and such other documents as the Purchaser may require to give good title to the Sale Shares and to enable the Purchaser or such party as it nominates to be registered as the holders thereof.

     (b)  the Purchaser shall deliver to the Vendor:

          (i) a Hong Kong Dollar cheque with an amount to Sixteen Million Three Hundred Thirty Six Thousand two Hundred and Seventy Eight (HK$16,336,278) payable to Mr. Deng Chiyuan for the Vendor to repay its loan owing for the investment of the Sale Shares.

          (ii) A Hong Kong Dollar cheque with an amount to Three Million Seven Hundred Eighty Three Thousand Seven Hundred and Twenty Two (HK$3,783,722) payable to the Vendor or its nominees.

3.2 No party shall be obliged to complete the sale and purchase of the Sale Shares or perform any obligations hereunder unless all the parties hereto comply fully with their obligations under Clause 3.1.

3.3 If the Vendor on the one hand or the Purchaser on the other shall be unable to comply with any of their respective obligations under Clause 3.1 on or before the date fixed for Completion the party not in default may:


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     (a)  defer Completion to a date not more than 90 days after the said date
          (and so that the provisions of this sub-paragraph (a) shall apply to Completion as so deferred); or

     (b)  proceed to Completion so far as practicable

               without prejudice, in each case, to that party's rights (whether under this Agreement generally or under this Clause) to the extent that the other party shall not have complied with their obligations thereunder.


GENERAL


4.1 Each party shall at all times keep confidential and not directly or indirectly make or allow any disclosure or use to be made of any information in its possession relating to any other party or to the existence or subject matter of this Agreement, except to the extent required by law or with the consent of the relevant party (which consent shall not be unreasonably withheld).

4.2 Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

4.3 Any stamp duty payable on the sale and purchase of the Sale Shares shall be borne by the Purchaser absolutely.

4.4  Time shall be of the essence of this Agreement.

4.5 This Agreement shall be binding on and shall ensure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by either party without the prior written consent of the other.

This Agreement, and the documents referred to in it, constitute the entire agreement, and supersedes any previous agreement, between the parties in relation to the subject matter of this Agreement.

All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

No delay or failure by a party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that party's ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the party against whom that waiver is claimed.

Each party shall at its own cost, execute and do all acts, documents and things
     (reasonably within its powers) as may reasonably be required by any other party so as to vest beneficial and registered unencumbered ownership of the


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     Sale Shares in the Purchaser and otherwise to implement the terms of this
     Agreement whether before or after Completion.

No amendment to this Agreement will be effective unless it is in writing and signed by all the parties. No consent or approval to be given pursuant to this Agreement will be effective unless it is in writing and signed by the relevant party.

The parties acknowledge and agree that in the event of a default by any party in the performance of their respective obligations under this Agreement, the non-defaulting party shall have the right to obtain specific performance of the defaulting party's obligations. Such remedy to be in addition to any other remedies provided under this Agreement or at law.

On termination of this Agreement, each party's rights and obligations will immediately cease provided that such termination shall not affect any accrued rights and obligations of the parties which are expressed to relate to any period following termination nor shall it effect any accrued rights and obligations of the parties as at the date of termination.


GOVERNING LAW

     This Agreement is governed by and shall be construed in accordance with the laws of British Virgin Islands, and the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of British Virgin Islands in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.


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                               a) SCHEDULE 1

                                  i) COMPANY

Company Name                      :      PANYU NO.6 CONSTRUCTION
                                         LIMITED COMPANY

Place of Incorporation            :      #79 Jian Ye Da Xia, DongHuan Road,
                                         Shiqiao, Panyu, Guangzhou, China

Date of Incorporation             :      14 January 2000

Registered Capital                :      RMB 20,800,000

Paid up Capital                   :      RMB 20,800,000

Registered  Shareholders          :      60% [Chinese characters]
                                         20% [Chinese characters]
                                         20% [Chinese characters]

Business Registration No.         :      4401262000826


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                                 b) SCHEDULE 2


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                              DECLARATION OF TRUST
--------------------------------------------------------------------------------

THIS DECLARATION OF TRUST is made on 1st, January 2003 by PENG YU XIANG of [address of Peng Shiqiao Panyu Guangzhou] (the "TRUSTEE") in favour of ARRAN SERVICES LIMITED of [address of Arran Services], Road Town, Tortola, British Virgin Islands (the "BENEFICIARY").

WHEREAS the Beneficiary is the beneficial owner of the shares specified in the Schedule hereto ("SHARES").

AND WHEREAS the Beneficiary has requested the Trustee to register the Shares in the Trustee's name.

AND WHEREAS the registration as aforesaid was made to the Trustee as a nominee of the Beneficiary and it was agreed that the Trustee should execute such declaration of trust as is hereinafter contained.

NOW THIS DEED WITNESSTH as follows:

1. The Trustee hereby declares that it holds the Shares, all dividends and other distributions of profits or assets in respect of the Shares, and all other property and rights arising out of, or derived from the Shares, upon trust for the Beneficiary and his successors in title.

2. The Trustee will deal with and dispose of the Shares and exercise all rights conferred by its holding the Shares as the Beneficiary or its successor in title shall from time to time direct in writing.

3. Without prejudice to the generality of Clause 2 of this Declaration, the Trustee will at the request of the Beneficiary or its successors in title:

     (a) attend all meetings of shareholders or otherwise which it shall be entitled to attend by virtue of being the registered proprietor of the Shares, and will vote at every such meeting in such manner as the Beneficiary or its successors in title shall have previously directed in writing and in default of such direction, at the discretion of the Trustee;

     (b) execute all proxies or other documents which shall be necessary or proper to enable the Beneficiary, its personal representatives or assigns or its or their nominees to vote at any such meeting in the place of the Trustee;

     (c)  execute a transfer in respect of the Shares; and

     (d)  deliver all documents of title in respect of the Shares.

4. The Trustee shall upon request, provide the Beneficiary or its successors in title with such information as may be available to the Trustee as a shareholder with regard to the operation of [[CHINESE TEXT OMITTED] (PANYU NO. 6 CONSTRUCTION COMPANY)].

5. This Declaration is governed by and shall be construed in accordance with the laws of Hong Kong.


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                                    Schedule
--------------------------------------------------------------------------------

     Class of share:            Ordinary

     Number of shares:          60%

     in [[CHINESE TEXT OMITTED] (PANYU NO. 6 CONSTRUCTION COMPANY)] incorporated under the laws of [china] whose registered office is at [#79 Jian YeDaXia DongHuan Road Shiqiao Panyu Guangzhou GD. China].

--------------------------------------------------------------------------------

IN WITNESS of which this Declaration has been executed as a deed and has been delivered on the date first mentioned on page 1.


SIGNED SEALED AND DELIVERED by  )
PENG YU XIANG                   )
in the presence of:             )


                             [CHINESE TEXT OMITTED]


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EXECUTION PAGE
--------------


SIGNED for and on behalf of Arran Services   )
   Limited                                   )
in the presence of:                          )


SIGNED for and on behalf of Aries Vision     )
   Technology Limited                        )
in the presence of:                          )


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